Exhibit 99.1

For additional information, contact:

Michael C. Burer

Chief Financial Officer

Pacific Office Properties Trust, Inc.

10188 Telesis Court, Ste 222

San Diego, CA 92121

(858) 882-9500

PACIFIC OFFICE PROPERTIES ANNOUNCES

SECOND QUARTER 2011 FINANCIAL RESULTS

San Diego, California – August 12, 2011 – Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office real estate investment trust (REIT), today announced its financial results for the three and six months ended June 30, 2011.

Company Highlights

During the second quarter, the Company formed two joint ventures with Angelo, Gordon & Co., a privately held investment manager with approximately $23 billion of assets under management. The joint ventures were formed to own two separate office properties, the City Square Office Towers in Phoenix, Arizona and the Pacific Business News Building, in Honolulu, Hawaii.

Subsequent to the formation of the joint venture to own the Pacific Business News Building, $11.6 million of matured debt secured by the Pacific Business News Building and outstanding on the Company’s balance sheet as of March 31, 2011, was repaid at a discount after negotiations with the lender. The Company was not obligated to pay default penalties and interest.

Subsequent to the formation of the joint venture to own the City Square Office Towers, $25.3 million of matured mezzanine debt secured by ownership interests in the City Square Office Towers and outstanding on the Company’s balance sheet as of March 31, 2011, was repaid at a discount after negotiations with the lender. The Senior Note of $27.5 million secured by the City Square Office Towers was refinanced with a new loan that matures in January 2014. Default interest and penalties totaling $0.5 million related to the matured debt and recorded by the Company in the first quarter 2011 were subsequently abated as part of the negotiated debt repayments.

Three Month Financial and Operating Results

The Company reported Funds from Operations (FFO) attributable to common stockholders for the quarter ended June 30, 2011 of $(7.8) million, or $(0.43) per diluted share.

During the quarter ended June 30, 2011, the Company incurred $11.5 million of non-cash impairment charges related to the contributions of the Pacific Business News Building and City Square properties into joint ventures. As noted above, both loans secured by the properties were repaid at a discount and the Company was not obligated to pay the accrued default interest and penalties. As such the Company recognized a $10.0 million gain on forgiveness of debt related to these loans. The Company also incurred an additional $3.3 million of non-cash impairment charges related to consolidated assets and $1.4 million of non-cash impairment charges related to unconsolidated joint ventures during the quarter.

FFO excluding these non-recurring items for the quarter ended June 30, 2011 was $(1.3) million, or $(0.07) per diluted share. During the quarter ended June 30, 2010, the Company did not have any non-recurring items and reported FFO attributable to common stockholders of $0.9 million, or $0.05 per diluted share.

The Company reported Adjusted Funds from Operations (AFFO) attributable to common stockholders for the quarter ended June 30, 2011 of $(0.5) million, or $(0.03) per diluted share, compared to $0.5 million, or $0.03 per diluted share, for the quarter ended June 30, 2010.

The Company also reported a GAAP net loss attributable to common stockholders for the quarter ended June 30, 2011 of $2.7 million, which includes the Company’s portion of depreciation and amortization expense of $0.9 million. For the quarter ended June 30, 2010, the Company reported a GAAP net loss attributable to common stockholders of $1.2 million, which included the Company’s portion of depreciation and amortization expense of $1.2 million. The net loss per basic and diluted share for the quarters ended June 30, 2011 and 2010 were $(0.70) and $(0.31) per share, respectively.

Six Month Financial and Operating Results

The Company reported Funds from Operations (FFO) attributable to common stockholders for the six months ended June 30, 2011 of $(8.5) million, or $(0.47) per diluted share.

During the six months ended June 30, 2011, the Company incurred residual acquisition costs related to the terminated acquisition of the GRE portfolio of $0.3 million. The Company also incurred residual expenses of $0.4 million in abandoned offering costs. In addition, the Company incurred $11.5 million of non-cash impairment charges related to the contributions of the Pacific Business News Building and City Square properties into joint ventures. As noted above, both loans secured by the properties were repaid at a discount and the Company was not obligated to pay the accrued default interest and penalties. As such the Company recognized a $10.0 million gain on forgiveness of debt related to these loans. The Company also incurred an additional $3.3 million of non-cash impairment charges related to consolidated assets and $1.4 million of non-cash impairment charges related to unconsolidated joint ventures during the period.

FFO excluding these non-recurring items for the six months ended June 30, 2011 was $(1.5) million, or $(0.08) per diluted share. During the six months ended June 30, 2010, the Company did not have any non-recurring items and reported FFO attributable to common stockholders of $2.1 million, or $0.11 per diluted share.

The Company reported Adjusted Funds from Operations (AFFO) attributable to common stockholders for the six months ended June 30, 2011 of $0.2 million, or $0.01 per diluted share, compared to $2.3 million, or $0.13 per diluted share, for the six months ended June 30, 2010.

The Company also reported a GAAP net loss attributable to common stockholders for the six months ended June 30, 2011 of $4.1 million, which includes the Company’s portion of depreciation and amortization expense of $2.0 million. For the six months ended June 30, 2010, the Company reported a GAAP net loss attributable to common stockholders of $2.3 million, which included the Company’s portion of depreciation and amortization expense of $2.4 million. The net loss per basic and diluted share for the six months ended June 30, 2011 and 2010 were $(1.05) and $(0.59) per share, respectively.

About Pacific Office Properties Trust, Inc.

Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a self-administered and self-managed real estate investment trust that owns and operates primarily institutional-quality office properties principally in selected long-term growth markets in southern California and Hawaii. The Company’s strategy is to acquire, often in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning and superior leasing and management.

Certain Information About Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “potential” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC. Pacific Office Properties Trust, Inc. disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.

Consolidated Balance Sheets

(unaudited and in thousands, except share and per share data)

	June 30, 2011	December 31, 2010
ASSETS
Investments in real estate, net	$285,214	$353,137
Cash and cash equivalents	4,849	9,112
Restricted cash	5,558	9,851
Rents and other receivables, net	2,335	2,302
Deferred rents	4,755	6,332
Intangible assets, net	14,730	24,801
Acquired above-market leases, net	254	358
Other assets, net	3,071	5,141
Goodwill	48,549	48,549
Investments in unconsolidated joint ventures	8,049	8,802

Total assets	$377,364	$468,385

LIABILITIES AND EQUITY (DEFICIT)
Mortgage and other loans, net	$356,225	$420,126
Unsecured notes payable to related parties	21,104	21,104
Accounts payable and other liabilities	26,002	31,816
Acquired below-market leases, net	5,542	7,918

Total liabilities	408,873	480,964

Commitments and contingencies

Equity:
Preferred Stock, $0.0001 par value per share, 100,000,000 shares authorized, one share of Proportionate Voting Preferred Stock issued and outstanding at June 30, 2011 and December 31, 2010	—	—
Senior Common Stock, $0.0001 par value per share (liquidation preference $10 per share, $24,140 and $24,179 as of June 30, 2011 and December 31, 2010, respectively) 40,000,000 shares authorized, 2,414,085 and 2,417,867 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	21,491	21,525
Listed Common Stock, $0.0001 par value per share, 599,999,900 shares authorized, 3,941,042 and 3,903,050 shares issued and outstanding at June 30, 2011 and December 31, 2010	185	185
Class B Common Stock, $0.0001 par value per share, 100 shares authorized, issued and outstanding at June 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	110	50
Cumulative deficit	(154,639)	(150,524)

Total stockholders’ equity (deficit)	(132,853)	(128,764)
Non-controlling interests:
Preferred unitholders in the Operating Partnership	127,268	127,268
Common unitholders in the Operating Partnership	(25,924)	(11,083)

Total equity (deficit)	(31,509)	(12,579)

Total liabilities and equity (deficit)	$377,364	$468,385

Pacific Office Properties Trust, Inc

Consolidated Statements of Operations

(unaudited and in thousands, except share and per share data)

	For the three months ended June 30,
	2011	2010

Revenue:
Rental	$8,344	$10,336
Tenant reimbursements	4,899	6,010
Property management and other services	1,521	—
Parking	1,758	2,046
Other	312	81

Total revenue	16,834	18,473

Expenses:
Rental property operating	8,429	10,098
General and administrative	3,067	797
Depreciation and amortization	4,146	5,757
Interest	6,402	6,844
Abandoned offering costs	—	—
Acquisition costs	68	—
Impairment of long-lived assets	14,784	—

Total expenses	36,896	23,496

Loss before gain on forgiveness of debt, equity in net earnings (loss) of unconsolidated joint ventures and non-operating income (loss)	(20,062)	(5,023)
Gain on forgiveness of debt	10,045	—
Equity in net earnings (loss) of unconsolidated joint ventures	(1,490)	33
Non-operating income (loss)	(17)	—

Net loss	(11,524)	(4,990)

Net (income) loss attributable to non-controlling interests:
Preferred unitholders in the Operating Partnership	(568)	(565)
Common unitholders in the Operating Partnership	9,811	4,377

	9,243	3,812

Dividends on Senior Common Stock	(438)	(4)

Net loss attributable to common stockholders	$(2,719)	$(1,182)

Net loss per common share - basic and diluted	$(0.70)	$(0.31)

Weighted average number of common shares outstanding - basic and diluted	3,909,429	3,855,725

Pacific Office Properties Trust, Inc

Consolidated Statements of Operations

(unaudited and in thousands, except share and per share data)

	For the six months ended June 30,
	2011	2010

Revenue:
Rental	$18,604	$20,745
Tenant reimbursements	10,231	11,418
Property management and other services	2,233	—
Parking	3,796	4,068
Other	892	176

Total revenue	35,756	36,407

Expenses:
Rental property operating	17,938	19,717
General and administrative	5,634	1,404
Depreciation and amortization	9,084	11,529
Interest	13,729	13,447
Abandoned offering costs	420	—
Acquisition costs	267	—
Impairment of long-lived assets	14,784	—

Total expenses	61,856	46,097

Loss before gain on forgiveness of debt equity in net earnings (loss) of unconsolidated joint ventures and non-operating income	(26,100)	(9,690)
Gain on forgiveness of debt	10,045	—
Equity in net earnings (loss) of unconsolidated joint ventures	(1,394)	44
Non-operating income	507	—

Net loss	(16,942)	(9,646)

Net (income) loss attributable to non-controlling interests:
Preferred unitholders in the Operating Partnership	(1,136)	(1,136)
Common unitholders in the Operating Partnership	14,842	8,496

	13,706	7,360
Dividends on Senior Common Stock	(875)	(4)

Net loss attributable to common stockholders	$(4,111)	$(2,290)

Net loss per common share - basic and diluted	$(1.05)	$(0.59)

Weighted average number of common shares outstanding - basic and diluted	3,906,307	3,853,137

Pacific Office Properties Trust, Inc.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

(unaudited and in thousands, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Reconciliation of net loss to FFO (1) :
Net loss attributable to common stockholders	$(2,719)	$(1,182)	$(4,111)	$(2,290)
Add:
Depreciation and amortization of real estate assets	4,146	5,757	9,084	11,529
Depreciation and amortization of real estate assets - unconsolidated joint ventures	623	675	1,326	1,342
Less:
Distributions to preferred unitholders	(568)	(568)	(1,136)	(1,136)
Net loss attributable to non-controlling interests	(9,243)	(3,812)	(13,706)	(7,360)

FFO attributable to common stockholders	$(7,761)	$870	$(8,543)	$2,085

Reconciliation of FFO to FFO, excluding non-recurring items:
FFO	$(7,761)	$870	(8,543)	2,085
Add (deduct):			—
Acquisition costs	68	—	267	—
Acquisition costs - unconsolidated joint ventures	52	—	52	—
Abandoned offering costs	—	—	420	—
Impairment of long lived assets	14,784	—	14,784	—
Impairment of investments in unconsolidated joint ventures	1,358	—	1,358	—
Default interest and late penalties accrued on non-recourse loans in default	221	—	711	—
Non-operating income	17	—	(507)	—
Gain on forgiveness of debt	(10,045)	—	(10,045)

FFO, excluding non-recurring items	$(1,306)	$870	$(1,503)	$2,085

Reconciliation of FFO to AFFO (2) :
FFO attributable to common stockholders	$(7,761)	$870	$(8,543)	$2,085
Acquisition costs	68	—	267	—
Acquisition costs - unconsolidated joint ventures	52	—	52	—
Abandoned offering costs	—	—	420	—
Default interest and late penalties accrued on non-recourse loans in default	221	—	711	—
Non-operating income	17	—	(507)	—
Impairment of long lived assets	14,784	—	14,784	—
Impairment of investments in unconsolidated joint ventures	1,358	—	1,358	—
Gain on forgiveness of debt	(10,045)	—	(10,045)	—
Amortization of interest rate contracts, loan premiums and prepaid financings	309	358	684	696
Non-cash compensation expense	40	50	60	100
Interest expense deferred on unsecured notes payable	451	420	889	829
Amortization of acquired above- and below-market leases	(328)	(546)	(776)	(1,087)
Straight-line rent adjustments, net	479	(160)	1,178	310
Recurring capital expenditures, tenant improvements and leasing commissions	(140)	(484)	(369)	(660)

AFFO attributable to common stockholders	$(495)	$508	$163	$2,273

FFO per share - diluted	$(0.43)	$0.05	$(0.47)	$0.11

FFO, excluding non-recurring items - diluted	$(0.07)	$0.05	$(0.08)	$0.11

AFFO per share - diluted	$(0.03)	$0.03	$0.01	$0.13

Weighted average number of common shares and common share equivalents outstanding - diluted (3)	18,010,433	18,154,892	18,205,574	18,152,404

Explanation of Notations

(1)	FFO is a widely recognized measure of REIT performance. The National Association of Real Estate Investment Trusts, or NAREIT, has provided a recommendation on how REITs should define FFO. NAREIT suggests that FFO be defined as net income (loss) attributable to stockholders (as computed in accordance with GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with NAREIT guidelines. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)	AFFO is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO nonrecurring items, straight-line rent adjustments (straight-line ground rent expense minus straight-line rent revenue), the amortization of interest rate contracts, loan premium and prepaid financing costs, non-cash compensation expense, and interest expense deferred on unsecured notes and then subtracting from FFO the amortization of acquired above- and below-market leases and recurring capital expenditures, tenant improvements and leasing commissions. AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. We believe that net income or loss is the most directly comparable GAAP financial measure to AFFO. We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

(3)	The weighted average number of common shares and common share equivalents outstanding – diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event as of June 30, 2011. These common unit interests will become exchangeable for shares of our Listed Common Stock one year after such conversion. Our outstanding preferred unit interests at June 30, 2011 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding preferred unit interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP.

Our Senior Common Stock may be exchanged, at the option of the holder, for shares of our Listed Common Stock after the fifth anniversary of the issuance of such shares of Senior Common Stock. The exchange ratio is to be calculated using a value for our Listed Common Stock based on the average of the trailing 30-day closing price of the Listed Common Stock on the date the shares are submitted for exchange, but in no event less than $1.00 per share, and a value of Senior Common Stock of $10.00 per share. Based on a 30-day average Listed Common Stock share price of $2.11 for the month ended June 30, 2011, the exchange ratio as of June 30, 2011, on an as-if converted basis was 4.75. The weighted average number of Senior Common shares outstanding for the three months ended June 30, 2011 was

2,414,583, resulting in 11,463,276 of potentially dilutive common share equivalents outstanding for the three months ended June 30, 2011. The weighted average number of Senior Common shares outstanding for the six months ended June 30, 2011 was 2,416,216, resulting in 11,451,259 of potentially dilutive common share equivalents outstanding for the six months ended June 30, 2011. The exchange ratio for June 30, 2010, on an as-if converted basis would be 2.356 and the weighted average shares outstanding was 25,241.

Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO per share, on a fully diluted basis, would have been $(0.12) and our AFFO per share, on a fully diluted basis, would have been $0.01, for the three months ended June 30, 2011. Assuming the full conversion of our outstanding preferred unit interests, our FFO per share and AFFO per share, on a fully diluted basis would have been $0.03 and $0.02, respectively, for the three months ended June 30, 2010. Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO excluding non-recurring items would have been ($0.00) for the three months ended June 30, 2011. Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO per share, on a fully diluted basis, would have been $(0.12) and our AFFO per share, on a fully diluted basis, would have been $0.02, for the six months ended June 30, 2011. Assuming the full conversion of our outstanding preferred unit interests, our FFO per share and AFFO per share, on a fully diluted basis would have been $0.04 and $0.04, respectively, for the six months ended June 30, 2010. Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO excluding non-recurring items would have been $(0.01) for the six months ended June 30, 2011.

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